UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

TRULI TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53641	26-3090646
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Waugh Dr. Suite 300, Houston, Texas	77007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 862-2979

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2019, the Board of Directors (the “Board”) of Truli Technologies, Inc. (“Truli”) appointed Robert Scherne as Interim Chief Financial Officer and Controller of Truli, effective immediately.

Robert Scherne, 62, has been the Principal of Robert C. Scherne, CPA, PC, since March 2003, providing consulting services to private and public companies related to preparation of financial statements and financial disclosures. Mr. Scherne has provided accounting consulting services to Truli since February 2014. He is a Certified Public Accountant in New York.

As compensation for his services, Mr. Scherne will receive $7,500 per month and will be eligible to receive a year-end bonus in the total amount of up to $25,000, comprised of the following amounts, subject to achievement of the specified milestones: (i) $5,000 upon completion of two audits; (ii) $5,000 upon receipt of gross proceeds of at least $5 million in a financing transaction; (iii) $5,000 upon listing of Truli’s common stock on a national securities exchange; (iv) $5,000 upon filing with the Securities and Exchange Commission of a registration statement on Form S-1 to register an offering of Truli’s common stock; and (v) $5,000 upon the filing of certain tax returns.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Elimination of Series A, Series A-1, Series C and Series C-1 Preferred Stock

On April 22, 2019, Truli filed with the Secretary of State of the State of Delaware a certificate (the “Certificate of Elimination”) effecting the elimination from the Amended and Restated Certificate of Incorporation of Truli, as amended, all matters set forth in the Certificate of Designation of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), as amended, Certificate of Designation of Series A-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-1 Preferred Stock”), as amended, Certificate of Designation of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), as amended, and Certificate of Designation of Series C-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series C-1 Preferred Stock”), as amended. No shares of the Series A, Series A-1, Series C and Series C-1 Preferred Stock remained outstanding following the securities exchange pursuant to the Exchange Agreement, dated March 31, 2019 (the “Exchange Agreement”) by and among Truli and the investors named therein previously disclosed in the Current Report on Form 8-K filed on April 4, 2019. Effective upon the filing of the Certificate of Elimination, all previously-authorized shares of the Series A, Series A-1, Series C and Series C-1 Preferred Stock resumed the status of undesignated shares of Truli’s preferred stock, par value $0.0001per share.

The foregoing description of the elimination of Series A, Series A-1, Series C and Series C-1 Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment of Amended and Restated Series D Certificate of Designation

On April 22, 2019, Truli filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Amendment”) of the Amended and Restated Certificate of Designation (the “Certificate of Designation”) of Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”) which was effective upon filing. The Amendment added to the Certificate of Designation a provision pursuant to which if a registered broker-dealer conducts a financing on behalf of Truli, each share of Series D Preferred Stock shall convert into the securities offered in such financing at a 20% discount to the offering price of such securities in the financing.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Change in Fiscal Year

On April 17, 2019, the Board approved a resolution adopting December 31 as the fiscal year end of Truli. The fiscal year end was changed effective March 31, 2019, to adopt the fiscal year end of the accounting acquirer in the recently closed merger with Recruiter.com, Inc., previously disclosed in the Current Report on Form 8-K filed on April 4, 2019.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Elimination of Series A, Series A-1, Series C and Series C-1 Convertible Preferred Stock.

3.2	Certificate of Amendment to the Amended and Restated Certificate of Designation of Series D Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 23, 2019	TRULI TECHNOLOGIES, INC.

	By:	/s/ Miles Jennings
Miles Jennings
Chief Executive Officer (Principal Executive Officer)

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